Exhibit 99.1

IonQ Announces First Quarter 2026 Financial Results
Revenue Exceeds Midpoint of Guidance Range by 30%

●
Reported Record GAAP Revenues of $64.7 Million, Representing 755% Year-On-Year Growth, Fueled by Quantum Computing Growth and Expansion of the Quantum Platform
●
Raises Full Year Guidance to be between $260 and $270 Million as Remaining Performance Obligations grow 554% year-on-year to $470 Million
●
Continued to Drive Commercial Momentum with Approximately 60% of Revenue from Commercial Customers, 35% of Revenue from International Customers, and 35% of Revenue from Multi-Product Customers
●
Sold IonQ’s First 6th-Generation, Chip-Based, 256-Qubit System, Anchored by a Secure Quantum Network and Broad IP-Generation Partnership Spanning Computing, Networking, Sensing, and Security. Demand for Fifth-Generation Tempo Remains Strong
●
Selected for DARPA’s HARQ Program, Reflecting IonQ’s Leadership in Modular Quantum Computing and Scalable Networking Architectures Using Quantum Interconnects
●
Published World’s First Definitive and Detailed Architectural Blueprint For Fault-Tolerant Quantum Computing, Setting a New Standard for Technical Specificity and Transparency

COLLEGE PARK, MD – May 6, 2026 – IonQ (NYSE: IONQ), the world’s only full-stack quantum platform company, today announced financial results for the quarter ending March 31, 2026.

“I am pleased to share that IonQ has begun 2026 with strong momentum, delivering our fourth consecutive quarter of record-breaking results and the biggest quarter in our company's history - thus far. With $64.7 million in revenue, we have once again significantly outperformed our guidance range, exceeding the midpoint by 30%,” said Niccolo de Masi, Chairman and CEO. “As a result, we are raising our revenue expectations for the full year to $270 million at the high end, based upon the strong and growing demand for our leading quantum computers, as well as the commercial impact of our entire quantum platform.”

“Securing our first 256-qubit system sale and receiving our first ion trap chip samples back from the fab this quarter marks a pivotal shift toward commercial scale. We are now moving from component-level testing to integrated, system-level testing of the full 256-qubit quantum computer. These milestones, combined with the first-of-its-kind publication of our complete architectural blueprint for fault-tolerant quantum computing, prove that IonQ has the hardware and the roadmap to continually lead the quantum revolution. IonQ is poised to be the first company in history to fully demonstrate fault-tolerance at scale, and is already benefitting from leadership in real-world application time-to-solution.”

Niccolo de Masi continued, “We are executing and innovating across our quantum platform with key milestones this past quarter including: 1) DARPA’s selection of IonQ’s pioneering quantum interconnect technology to support heterogeneous quantum computing, 2) commercialization of our best-in-class sensing products, and 3) global deployments of our post-quantum cybersecurity solutions to ensure customers remain protected in the age of quantum ubiquity.”

Inder Singh, COO and CFO, added that “Our first quarter 2026 revenue was $64.7 million, representing 755% year-on-year growth, underpinned by accelerating global system sales, strong Tempo demand, strengthening pipeline, and increasing cloud utilization. I am proud to report that we saw not only record revenues, but an increase in our backlog as well. We delivered year-on-year growth across our product offerings, and this strong demand helped increase our reported RPOs by 554% year-on-year to a new record level of $470 million. I’m also pleased to report that our results reflected approximately 60% of revenue from commercial customers and approximately 35% from international customers. With this strong start to the year, we are raising our full year revenue guidance, reflecting our expectation of continued strong organic growth of 100% year-on-year or better.”

Inder Singh continued, “Our quantum platform strategy is resonating with customers, as illustrated by the fact that over one third of our revenue this quarter came from multi-product sales, not just computing. With a strengthened go-to-market team, we are implementing methodical pursuit and capture tactics and pursuing a land-and-expand strategy. We have now sold IonQ solutions in more than 30 countries, compared to a year ago when that number was only a few. As we look ahead into the rest of 2026, our focused pipeline, the expansion of our manufacturing capacity, the increase in our deployment resources, and the implementation of a corporate dashboard all help us maintain operational rigor and focus across our growing enterprise. We will continue to invest in bringing market-leading quantum products and applications to our customers.”

First Quarter Financial Highlights

●
Recognized revenue of $64.7 million for the first quarter, which is 30% above the midpoint of the previously provided range and represents 755% year-on-year growth
●
Cash, cash equivalents, and investments were $3.1 billion as of March 31, 2026
●
Net income was $805.4 million and GAAP EPS was $2.19 for the first quarter
●
Adjusted EBITDA loss was ($96.8) million and Adjusted EPS was ($0.34) for the first quarter. Adjusted EBITDA includes the costs of our commercial relationship with SkyWater, as the transaction remains pending and has not closed. Excluding the SkyWater spend, Adjusted EBITDA loss would have been ($85.0) million *

*Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” below, and are reconciled to net loss and GAAP EPS, the closest comparable GAAP measures, respectively, at the end of this release.

First Quarter and Recent Commercial Highlights

●
Sold IonQ’s First 6th-Generation, Chip-Based, 256-Qubit System to the University of Cambridge, Anchored by a Secure Quantum Network and Broad IP-Generation Partnership Spanning Computing, Networking, Sensing, and Security
●
Expanded Quantum Platform Leadership with Deployment of National Quantum Communication Network in Poland, the First Commercial Sale of a Quantum Memory Node into the U.S. Mid-Atlantic Regional Quantum Internet, and a New Statewide Quantum Networking Initiative in Florida
●
Selected for DARPA’s HARQ Program, Reflecting IonQ’s Leadership in Modular Quantum Computing and Scalable Heterogeneous Architectures Using Quantum Interconnects
●
Awarded $39 Million Contract to Advance Next-Generation Tactical Space Communications Under the Space Development Agency’s (SDA) HALO Program, Paving the Way for Mission-Ready, Quantum-Space Systems in National Security
●
Selected to Support Missile Defense Agency’s SHIELD IDIQ Contract, Focused on the Rapid Delivery of Innovative Capabilities to the Warfighter
●
Achieved Foundational Quantum Interconnect Milestone with First Ever Commercial Demonstration of Two Connected Commercial Quantum Computers, Paving the Way for Distributed Quantum Computing
●
Expanded Partnership with General Dynamics Information Technology (GDIT) to Explore Opportunities to Co-Build and Deploy Quantum Solutions for Critical Mission Environments and Operational Exercises
●
Signed Memorandum of Understanding with KISTI to Explore the Advancement of Hybrid Quantum-HPC Technologies Incorporating NVIDIA Accelerated Computing, Representing a Powerful Convergence of Quantum, AI, and Classical Supercomputing

2026 Financial Outlook

●
For the full year 2026, IonQ is raising its revenue expectations to be between $260 million and $270 million, with between $65 million and $68 million for the second quarter. For the full year, we expect strong organic growth of over 100% year-on-year.
●
For the full year 2026, IonQ is reaffirming its Adjusted EBITDA loss guidance with a range of between ($330) million and ($310) million*

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” below. The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability in amount and timing of certain charges, including the gain (loss) on change in fair value measurements, which are reconciling items between GAAP net income (loss) and Adjusted EBITDA and could significantly impact GAAP results.

First Quarter 2026 Conference Call

IonQ will host a conference call at 4:30 PM Eastern time today to discuss its results for the first quarter ended March 31, 2026 and to provide a business update. The call will be accessible by telephone at 1-888-349-0106 (domestic) or +1-412-902-0131 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 1-855-669-9658 (domestic) or +1-412-317-0088 (international) with access code 8698558 and will be available until 11:59 PM Eastern time, May 20, 2026. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Upcoming Q2 2026 Conference Participation

Webcast links will be available on our investor relations website, here.

●
Needham 2026 Technology, Media, & Consumer Conference taking place on Tuesday, May 12, 2026 in New York City
●
J.P. Morgan 2026 Global Technology, Media and Communications Conference taking place on Monday, May 18, 2026 in Boston
●
B. Riley Securities 2026 Annual Investor Conference taking place on Wednesday, May 20, 2026 in Marina del Rey
●
Reagan National Economic Forum 2026 taking place May 28-29, 2026 at the Ronald Reagan Presidential Library
●
Mizuho 2026 Global Technology Conference taking place Tuesday, June 9, 2026 in New York City
●
Rosenblatt 2026 Annual Technology Summit taking place virtually on Wednesday, June 10, 2026

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA and Adjusted EPS are financial measures that are not required by or presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the Company’s results period over period.

Adjusted EBITDA is defined as net loss attributable to IonQ, Inc. before net loss attributable to noncontrolling interests, interest income, interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as, warrant liabilities, contingent consideration, and investments), offering costs associated with warrants and acquisition transaction and integration costs. Adjusted EPS is defined as earnings per share, or EPS, excluding the impact of stock-based compensation, executive cash-based severance, changes in fair value from recurring fair value measurements (such as, of warrant liabilities, contingent consideration, and investments), offering costs associated with warrants and acquisition transaction and integration costs. IonQ uses Adjusted EBITDA and Adjusted EPS to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and that may not be indicative of recurring operations.

The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of its non-GAAP measures to the most directly comparable GAAP measures at the end of this release.

Commercial and Organic Revenue

Commercial revenue includes all enterprise agreements with non-U.S. government customers including agreements with leading universities. Organic revenue is a supplemental measure representing revenue from the IonQ businesses comprising the consolidated company as of December 31, 2024, and excludes revenue from businesses acquired on or after January 1, 2025.

Remaining Performance Obligations

Remaining performance obligations (RPOs) represent the total transaction price from signed contracts that has been allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of the end of the reporting period. This includes both funded (firm orders for which funding has been authorized and appropriated) and unfunded (firm orders for which funding has not yet been appropriated) portions of the contract. Unexercised contract options are not included in remaining performance obligations until the time the option is exercised.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform and merchant supplier - delivering integrated quantum solutions across computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the IonQ Tempo, is the latest in a line of cutting-edge systems that have been helping customers and partners including Amazon Web Services, and AstraZeneca achieve 20x performance results and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the Company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Canada, and the United Kingdom. Our quantum computing services are available through all major cloud providers, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

Note to Investors Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our guidance as to future financial and operational results, our roadmap and our future investments and the expected timing of the closing of our planned acquisition of SkyWater Technology, Inc., or SkyWater. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident,” “position,” “become,” “on track,” “ensure,” “ongoing” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notes on SkyWater Technology, Inc.

The financial results and outlook disclosed in this press release do not reflect the impact of the pending acquisition of SkyWater, which was announced on January 26, 2026. The transaction is expected to close in the second or third quarter of 2026, subject to approval by SkyWater shareholders, receipt of required regulatory approvals and satisfaction of other customary closing conditions.

Important Information and Where to Find It

In connection with the pending acquisition (the “Merger”) of SkyWater by IonQ, Inc. (the “Company”), the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, effective as of March 31, 2026, which includes a prospectus with respect to the shares of Company common stock to be issued in the Merger and a proxy statement for SkyWater’s stockholders (the “Proxy Statement/Prospectus”), and SkyWater intends to file with the SEC and mail to the stockholders of SkyWater the definitive proxy statement (the “Proxy Statement”). Each of the Company and SkyWater may also file with or furnish to the SEC other relevant documents regarding the Merger. This communication is not a substitute for the Registration Statement, the Proxy Statement/Prospectus, the Proxy Statement or any other document that the Company or SkyWater may file with the SEC or mail to SkyWater’s stockholders in connection with the Merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND SKYWATER ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, SKYWATER, THE MERGER AND RELATED MATTERS. The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at investors.ionq.com. The documents filed by SkyWater with the SEC also may be obtained free of charge at SkyWater’s website at ir.skywatertechnology.com.

Participants in the Solicitation

The Company, SkyWater and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SkyWater in connection with the Merger under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and SkyWater and other persons who may be deemed to be participants in the solicitation of stockholders of SkyWater in connection with the Merger and a description of their direct and indirect interests, by security holdings or otherwise, were included in the Proxy Statement/Prospectus, which was filed with the SEC on March 31, 2026. Information about SkyWater’s directors and executive officers is set forth in SkyWater’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 8, 2025, SkyWater’s Annual Report on Form 10-K for the year ended December 28, 2025 and any subsequent filings with the SEC. Information about certain of the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 30, 2026 and any subsequent filings with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Merger may be obtained by reading the Proxy Statement/Prospectus regarding the Merger when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$64,668	$7,566
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	49,254	4,315
Research and development	125,740	39,953
Sales and marketing	29,436	8,610
General and administrative	88,616	23,806
Depreciation and amortization	43,129	6,561
Total operating costs and expenses	336,175	83,245
Loss from operations	(271,507)	(75,679)
Gain (loss) on change in fair value of warrant liabilities	1,057,628	38,494
Interest income, net	28,234	4,894
Other income (expense), net	(16,127)	51
Income (loss) before income tax expense	798,228	(32,240)
Income tax benefit (expense)	6,382	(12)
Net income (loss)	$804,610	$(32,252)
Net income (loss) attributable to noncontrolling interests	(750)	—
Net income (loss) attributable to IonQ, Inc.	$805,360	$(32,252)
Net income (loss) per share attributable to IonQ, Inc. common stockholders
Basic	$2.19	$(0.14)
Diluted	$2.07	$(0.14)
Weighted average shares used in computing net income (loss) per share attributable to IonQ, Inc. common stockholders
Basic	358,822,219	228,759,209
Diluted	371,228,286	228,759,209

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$493,538	$1,030,865
Short-term investments	1,539,932	1,361,291
Accounts receivable, net	98,197	66,532
Prepaid expenses and other current assets	171,251	127,751
Total current assets	2,302,918	2,586,439
Long-term investments	1,058,426	944,643
Property and equipment, net	132,310	120,145
Operating lease right-of-use assets	23,498	22,724
Intangible assets, net	781,090	767,432
Goodwill	2,127,665	1,963,584
Other noncurrent assets	267,806	165,391
Total Assets	$6,693,713	$6,570,358
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,308	$26,138
Accrued expenses and other current liabilities	65,444	89,721
Current portion of operating lease liabilities	9,165	8,850
Unearned revenue	50,970	42,116
Total current liabilities	163,887	166,825
Operating lease liabilities, net of current portion	21,278	21,171
Unearned revenue, net of current portion	13,472	1,921
Warrant liabilities	1,406,811	2,471,577
Other noncurrent liabilities	98,563	95,172
Total liabilities	$1,704,011	$2,756,666
Stockholders’ Equity:
Common stock	$37	$36
Additional paid-in capital	5,419,731	5,006,250
Accumulated deficit	(388,738)	(1,194,098)
Accumulated other comprehensive income (loss)	(55,061)	(12,671)
Total IonQ, Inc. stockholders’ equity	$4,975,969	$3,799,517
Noncontrolling interests	13,733	14,175
Total stockholders’ equity	4,989,702	3,813,692
Total Liabilities and Stockholders’ Equity	$6,693,713	$6,570,358

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$804,610	$(32,252)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	43,129	6,561
Stock-based compensation	128,517	33,253
(Gain) loss on change in fair value of warrant liabilities	(1,057,628)	(38,494)
Deferred income taxes	(6,508)	—
Other, net	8,475	(584)
Changes in operating assets and liabilities:
Accounts receivable	(23,230)	748
Prepaid expenses and other current assets	(41,645)	(12,471)
Accounts payable	9,439	3,272
Accrued expenses and other current liabilities	(24,944)	6,123
Unearned revenue	11,082	1,299
Other assets and liabilities	(2,321)	(480)
Net cash provided by (used in) operating activities	$(151,024)	$(33,025)
Cash flows from investing activities:
Purchases of property and equipment	(8,369)	(2,308)
Purchases of available-for-sale securities	(588,328)	(320,571)
Maturities of available-for-sale securities	292,050	93,805
Purchases of strategic investments	(52,500)	—
Businesses acquired, net of cash paid and acquired	(33,281)	—
Other investing, net	(1,425)	(1,102)
Net cash provided by (used in) investing activities	$(391,853)	$(230,176)
Cash flows from financing activities:
Proceeds from common stock and warrant issuance, net of issuance costs	—	362,303
Proceeds from stock options exercised	3,163	1,213
Proceeds from public warrants exercised	2,199	4,702
Other financing, net	1,537	516
Net cash provided by (used in) financing activities	$6,899	$368,734
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(417)	(13)
Net change in cash, cash equivalents and restricted cash	(536,395)	105,520
Cash, cash equivalents and restricted cash at the beginning of the period	1,037,748	56,840
Cash, cash equivalents and restricted cash at the end of the period	$501,353	$162,360

IonQ, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share data)

Net Income (Loss) to Adjusted EBITDA

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to IonQ, Inc.	$805,360	$(32,252)
Net income (loss) attributable to noncontrolling interests	(750)	—
Interest income, net	(28,234)	(4,894)
Interest expense	—	—
Income tax (benefit) expense	(6,382)	12
Depreciation and amortization	43,129	6,561
Stock-based compensation	128,517	33,253
Executive cash-based severance	548	—
(Gain) loss on changes in fair value measurements	(1,052,563)	(38,494)
Offering costs associated with warrants	—	—
Acquisition transaction and integration costs	13,622	1,740
Adjusted EBITDA(1)	$(96,753)	$(34,074)

(1) Adjusted EBITDA includes $11.8 million in research and development costs related to our commercial relationship with SkyWater. Such costs are expected to continue to be incurred until our acquisition of SkyWater receives regulatory approval and closes.

Net Income (Loss) per Share to Adjusted EPS

	Three Months Ended March 31,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net income (loss) per share attributable to IonQ, Inc. common stockholders		$2.19		$(0.14)
Stock-based compensation	$128,517	0.36	$33,253	0.15
Executive cash-based severance	548	—	—	—
(Gain) loss on changes in fair value measurements	(1,052,563)	(2.93)	(38,494)	(0.17)
Offering costs associated with warrants	—	—	—	—
Acquisition transaction and integration costs	13,622	0.04	1,740	0.01
Adjusted EPS		$(0.34)		$(0.15)

Contacts

IonQ Media Contact:

Cheryl Krauss

cheryl.krauss@ionq.co

Tor Constantino

tor.constantino@ionq.co

IonQ Investor Contact:

investors@ionq.co